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                             CREDIT SUISSE FIRST BOSTON
                                2400 HANOVER STREET
                            PALO ALTO, CALIFORNIA  94304







     We hereby consent to the inclusion of our opinion dated October 8, 1998 and addressed to the Board of Directors of Vanstar Corporation (the "Company") in the Joint Proxy Statement/Prospectus which forms a part of that Registration Statement on Form S-4 of InaCom Corp. (the "Registration Statement") relating to the acquisition of the Company and the issuance of securities of InaCom Corp. in connection therewith and any and all amendments or supplements to said Registration Statement.

Date:     October 14, 1998


                                   CREDIT SUISSE FIRST BOSTON


                                   By:     /s/ Ethan M. Topper
                                          ---------------------------
                                   Name:   Ethan M. Topper
                                          ---------------------------
                                   Title:  Managing Director
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